EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No. 333-_____) pertaining to the Pier 1 Imports, Inc. 1999 Stock Plan and to the incorporation by reference therein of our reports dated April 12, 1999, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended February 27, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young

Fort Worth, Texas
October 1, 1999